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                                                                    Exhibit 10.9

                         WORLDGATE AFFILIATION AGREEMENT

THIS AGREEMENT DATED NOVEMBER 7,1997 IS BETWEEN CHARTER COMMUNICATIONS, INC., WITH ITS PRINCIPAL PLACE OF BUSINESS AT 12444 POWERSCOURT DRIVE, ST. LOUIS, MO 63131, (HEREINAFTER REFERRED TO AS "AFFILIATE") AND WORLDGATE COMMUNICATIONS, INC., WITH ITS PRINCIPAL PLACE OF BUSINESS AT: 3220 TILLMAN DRIVE, SUITE 300, BENSALEM, PA 19020 (HEREINAFTER REFERRED TO AS "WG").



AFFILIATE AND WG (COLLECTIVELY THE "PARTIES") HEREBY AGREE AS FOLLOWS:

1.        DEFINITIONS:

          The following terms, abbreviations and definitions used in this Agreement shall have the meanings set forth herein below:

          (a) "SYSTEM(S)" means Affiliate's television distribution system(s) for one or more geographical service areas, as from time to time are identified in Exhibit A.

          (b) "PRIVATE RESIDENCE" means a private residential dwelling unit.

          (c) "PROVIDER(S)" means one or more third parties providing content for Subscriber access on or as part of the WorldGate-SM- Service.

          (d) "SUBSCRIBER" means an Affiliate customer authorized to gain access to the WorldGatell Service as part of Affiliate's System.

          (e) "SUBSCRIBER ACCESSIBLE CONTENT" MEANS the programs, information, and other content which, from time to time, has been licensed or is otherwise provided by WG and others for access by Subscribers on or as part of the WorldGate-SM- Service .

          (f) "SUBSCRIBER TRANSACTION" means any instance whereby a Subscriber accesses or is authorized to access the WorldGate Service.

          (g) "TERM" means the term of this Agreement which shall commence on the date hereof, and shall.terminate five (5) years from the date set forth above, except if renewed or terminated earlier as provided herein.

          (h) "WORLDGATE PLATFORM" means the hardware and software components to be supplied by WG to Affiliate and used by Affiliate with Affiliate's System to provide Subscriber access to the WorldGate Service hereunder.

          (i) "WORLDGATE SERVICE" means an interactive Internet access service which


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utilizes WG's proprietary WorldGate Platform in connection with the Affiliate's
System(s) for addressably transmitting downstream application information (including Subscriber Accessible Content) to Subscribers in the Affiliate's System channels (vertical blanking intervals, full-field video text channels or MPEG data stream) and, either utilizing separate RF carriers in certain segments of the upstream communication spectrum of the System's current allocated spectrum and/or a suitable phone-network based return facility for transmitting upstream communication.

2.        AUTHORIZATION OF RIGHTS, WORLDGATE PLATFORMS AND SYSTEM:

          (a) WG hereby authorizes Affiliate, during the Term hereof, to provide Subscribers access to the WorldGate Service, via the WorldGate Platforms in connection with Affiliate's System, in accordance with the terms and conditions of this Agreement. Except as agreed by the Parties such WG Service will not materially interfere with Affiliate's ability to use the published features and functions of the applicable set top converters with the correctly configured expansion modules.

          (b) From time to time during the term hereof WG shall provide to Affiliate and Affiliate shall acquire by purchase, lease or such other acquisition transaction as may be agreed by the Parties, certain systems and the components of the WorldGate Platform as are further identified in Exhibit B. The terms and conditions of such acquisition as well as the associated installation, maintenance and warranty of the WorldGate Platforms are also set forth in Exhibit B.

          (c) WG shall make available to Affiliate such Subscriber Accessible Content as may, from time to time, be determined by the Parties. Affiliate, however, acknowledges that creators of Subscriber Accessible Content may, from time to time, and for any reason make additions to, deletions from and/or otherwise modify Subscriber Accessible Content, and accordingly, WG also reserves such right. Affiliate and WG further acknowledge and agree that such Subscriber Accessible Content including, without limitation, access to the World Wide Web, may include materials and information of uncertain or even objectionable origin, nature and/or character, and that WG expressly disclaims any responsibility for or liability associated with Subscriber's access to or use of the Subscriber Accessible Content to the extent such materials and information were either not created by WG or the provision of which is not in WG's control and discretion.

          (d) Affiliate may request modifications of or additions to certain user interface screens or other aspects of the WorldGate Platform and/or the Subscriber Accessible Content. WG agrees to work with Affiliate to accommodate such requests to the extent that WG agrees such modifications are viable and will enhance the WorldGate Service.

          (e) (i) Affiliate shall provide a suitable System and facilities associated therewith as further identified in Exhibit A. Such Systems as are listed in the initial Exhibit A hereto are the Systems in which Affiliate has in excess of 25,000 customers and that are technically capable of providing interactive pay per view service. Affiliate will have a period not to exceed six
(6) months from the effective date hereof to install the appropriate headend equipment and to


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otherwise deploy the WorldGate Service in these systems. (ii) Affiliate may, from time to time, add additional Systems, in which event Affiliate shall use commercially reasonable efforts to provide WG with at least ninety (90) days advance written notice of any such proposed additions to the Systems. Upon the agreement of the Parties this Agreement shall be promptly amended to cover such proposed additions, by the execution of supplemental and/or superseding Exhibit A(s) setting forth the agreed a ' nd then current information relevant to such Systems. (iii) Further, Affiliate may make changes to the Systems and facilities comprising the same, and/or WG may make changes to the WG Platform. In the event such changes materially affect the performance of the WorldGate Service, the Party making the changes shall use reasonable efforts to provide the other Party with as much advance notice of the same as is possible. (iv) The installation, maintenance and support of such Systems and associated facilities shall be the sole responsibility of Affiliate and its suppliers. Affiliate acknowledges and agrees that WG and its contractors will require both physical and on-line access to the System and the WorldGate Platform connected thereto to perform their obligations hereunder. Affiliate shall provide WG and its contractors reasonable physical and remote (via modem and other electronic means) access to such Systems (including the facilities and technical personnel associated therewith) and to the WorldGate Platforms connected or to be connected thereto, to afford any required installation, support, service and reporting by WG hereunder.

3.        RESERVATION OF RIGHTS:

          (a) Affiliate agrees that it is the essence of this Agreement that:
(i) the WorldGate Platform shall not be modified in any manner unless approved in writing by WG; (ii) the WorldGate Platform shall not be utilized to provide services other than the WorldGate Service, provided, however, Affiliate may use the set top converters to provide other services as long as the provision of such other services does not use the WG headend or the WG Programs ( as defined in Exhibit B); and (iii) Affiliate shall not authorize any other party to do any of the acts forbidden herein (collectively, the "Prohibited Acts"), without the specific written consent of WG and/or its content providers as may be required, or except as otherwise set forth herein.

          (b) Affiliate shall immediately notify WG upon the occurrence or likely occurrence of any Prohibited Acts of which it becomes aware.

          (c) All licenses, rights and interest in, to and with respect to the WorldGate Platform, the Subscriber Accessible Content, the elements, parts and derivations thereof (including without limitation the writings, images, displays, electronic reproductions, user interfaces, sounds and other works embodied therein, derived therefrom or ancillary thereto, and the media of reproduction, performance or exhibition thereof), as well as the intellectual property rights related thereto, not specifically granted herein to Affiliate or to Affiliate's Subscribers, shall be and are expressly and entirely reserved by WG and the applicable Content Providers. The licenses granted to Affiliate and Affiliate's Subscribers hereunder do not include any right to sublicense any third party, in whole or in part.


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4. MARKETING AND PROMOTION OF THE WORLDGATE SERVICE: The Parties agree to diligently market and promote the WorldGate Service to all Affiliate's customers which are or become part of Affiliate's System(s). In particular and without limitation the Parties agree to provide such marketing and promotional services as are further identified in Exhibit C. The Parties also recognize that the WorldGate brand is a substantial asset of WG and that use of such brand as well as any other applicable WG trademarks and service marks is limited to promotion of the WG service in a manner consistent with that typically used with other quality and valued trademarks and service marks. The WG marks shall be prominently displayed in all consumer communications promoting the WG services such as, but not limited to, marketing materials, advertisements, direct mail pieces, bill stuffers, price lists, etc. Examples of any marketing materials and TV spots developed by Affiliate promoting the WG services, and all other uses of the WG marks shall be furnished to WG upon WG's request. The WG marks may be promoted with Affiliate's mark with WG's prior written approval.

5.       PAYMENTS, ACCESS FEES AND TAXES:

          (a) As consideration for the rights granted and services performed hereunder, Affiliate shall pay to WG Subscriber Access Fees for the WorldGate Service, as more fully set forth in Exhibit D1. WG has published a rate card for its standard Subscriber Access Fees effective as of the execution date of this Agreement as set forth in Exhibit D2. In the event of a change in WG's published rate card, in which the standard Subscriber Access Fees set forth therein are reduced from those set forth in the initial Exhibit D2, or any subsequent Exhibit D2, then Exhibit D2 shall be amended, or further amended, as the case may be, to reflect the then current published rate card, and such Subscriber Access Fees then set forth in Exhibit D1 shall be reduced, and Exhibit D1 shall be amended, such that the reduced rates in the amended Exhibit D1 have the same discount with respect to the amended Exhibit D2 and the then current published rate card thereby reflected as the Subscriber Access Fees in the initial Exhibit D1 have with respect to the standard Subscriber Access Fees set forth in the initial Exhibit D2. Furthermore, if at any time, more than sixty five (65%) percent of WG's other affiliates (i.e., other cable operators) are paying Subscriber Access Fees which are less than the standard Subscriber Access Fees set forth in then current Exhibit D2, such Exhibit D2 shall be amended to reflect Subscriber Access Fees such that no more than sixty five (65%) percent of WG's other affiliates are paying less than the amended rates, and Exhibit D1 shall be amended accordingly.

          (b) Notwithstanding the required payment of a Subscriber Access Fee as described above, the Parties agree and acknowledge that Affiliate is free to determine what fees, if any, it charges its Subscribers with respect to access to the WorldGate Service and/or any Subscriber Transactions.

          (c) All payments hereunder, including, without limitation, the Subscriber Access Fee are payable without deduction for any franchise fees and taxes (including interest and penalties on any such amounts) now or hereafter imposed upon Affiliate or based upon the licensing, rental, delivery, exhibition, possession, or use of the WG Platform or the access to any


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Subscriber Accessible Content hereunder, but excluding however any taxes assessed upon any of WG's income or personal property (collectively "Taxes"). Affiliate shall pay and hold WG and Content Providers forever harmless from any liability associated with such Taxes.

          (d) Except as set forth in sub-paragraph (a), above, all payments hereunder, including without limitation the purchase price of the components of the WorldGate Platform are due within forty-five (45) days of the receipt of invoice for the same. Interest shall accrue on all amounts not paid when due at a rate equal to the lesser of twelve (12%) percent per annum or any maximum rate imposed under applicable laws and regulations. Payments shall not be deferred or subjected to setoff by Affiliate. Payments may not be suspended and shall continue during the pendency of any dispute hereunder, provided, however, that Affiliate may withhold payment of an amount to the extent Affiliate in good faith and with a basis it reasonably believes to be legitimate disputes that such amount is due and payable to WG. All payments to be made to WG shall be in the currency of the United States unless otherwise agreed in writing by the parties.

6. STATEMENTS AND REPORTS: WG shall provide to Affiliate an accounting statement and report within ten (10) days after the end of each calendar month in which the WorldGate Service is distributed hereunder. Said statement shall include at least the following information: the number of Subscribers. Such information may be provided electronically as part of Affiliate's access to computer terminals included in the WorldGate Platform. Affiliate acknowledges that WG requires access to records and information relating to Subscribers and Subscriber Transactions in order to provide such statements and reports and hereby consents to the same. While Affiliate acknowledge's WG's need for access to its subscriber records and information, WG acknowledges that Affiliate shall retain all proprietary rights to Affiliate's subscriber records and information and that, except as required for the purposes of this Agreement, WG is prohibited from sharing, selling or otherwise disseminating such Affiliate subscriber records and information to third parties. WG will adhere to the Privacy Act provisions Of the Telecommunications Act of 1984, as amended. The Parties also recognize the importance and desirability of developing an interface between the WorldGate Platform and the current standard cable operator billing interfaces, and wg will use all commercially reasonable efforts to develop such interface in accordance with the typical commercial requirements for the same, and in a timely manner consistent with the deployment schedule hereunder.

7. AUDIT: Affiliate and WG shall keep accurate and complete books and records of Subscriber Transactions and accounts hereunder, and any required adjustments thereto. Subject to the confidentiality provisions contained herein Affiliate and WG may, not more than once during each calendar year and upon at least thirty days prior written notice, at their expense and during regular business hours, have the right to audit all such books and records of the other pertaining to the Subscriber Transactions occurring over Affiliate's System. Such audits shall be conducted by a nationally recognized, independent public accounting firm chosen by the auditing Party on the auditing Party's behalf. The audited Party agrees to fully cooperate with auditing Party's representatives and/or designees, and shall provide such


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representatives and/or designees with an office or adequate space in which to facilitate any audit of such books and/or recor ' ds. If an audit or checking reveals a discrepancy in the Access Fee owed for the audit period, WG and Affiliate agree to make prompt adjustments of such accounts along with any required credits or payments associated therewith.

8.        REPRESENTATIONS AND WARRANTIES OF THE PARTIES:

          (a) Each of the Parties represents and warrants that (i) it has the authority and power to enter into this Agreement and to perform its obligations hereunder; and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and are deemed to be valid, binding and enforceable obligations.

9.        INDEMNIFICATION:

          (a) WG shall indemnify, defend and forever hold harmless Affiliate and its subsidiaries, officers, directors, employees, agents and shareholders against and from any and all claims, costs, liabilities, judgments, damages and expenses (including, without limitation, reasonable attorney's fees) arising out of any breach by WG of any warranty, representation or other provisions of this Agreement. Affiliate shall indemnify, defend and forever hold harmless WG and its subsidiaries, officers, directors, employees, shareholders and agents against and from any and all claims, costs, liabilities, judgments, damages and expenses (including, without limitation, reasonable attorney's fees) arising out of any breach by Affiliate of any warranty, representation or other provisions of this Agreement.

          (b) WG shall indemnify Affiliate against (i) any award of damages and costs made against Affiliate by a final judgment (final judgment as used herein shall not be construed as requiring Affiliate to pursue an appeal which is not reasonably likely of materially changing a currently standing judgement) of a court of competent jurisdiction in any such action, insofar as the same are based on a claim that the WG Platform infringes any United States copyright, trademark or patent, and (ii) any settlements and compromises approved by WG as described below. WG shall control the defense of any such action including appeals, and all negotiations thereof, including the right to effect any settlement or compromise. In case the use of the WorldGate Platform is, in any action, held to constitute such an infringement and the use thereof is enjoined, WG shall, at its option and expense (i) procure for Affiliate the right to continue using the WorIdGate Platform, (ii) replace or modify the same so that it becomes noninfringing and performs the same service with substantially the same quality, or (iii) authorize Affiliate to return the WorldGate Platform and provide Affiliate with a refund of the purchase price, less an allowance for past use, prorated based upon a five year life. WG shall have no liability for any claim of infringement based on: (1) any use of other than a current unaltered release of the WorldGate Platform; or (2) any access to or use of the Subscriber Accessible Content or any combination or use of the WorldGate Platform with non-WG hardware, software, Subscriber Accessible Content or data. The foregoing states the entire liability with respect to infringement of any intellectual property rights with regard to the WorldGate Platform.


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(c)     In any case in which indemnification is sought hereunder:

                  (i) The party seeking indemnification shall promptly notify the other party in writing upon the initiation of any claim or litigation to which the indemnification relates;

                  (ii) The party seeking indemnification shall afford the other party the opportunity to participate in, and, at the option of such other party, to control, any compromise, settlement, litigation or other resolution or disposition of any such claim.

                  (iii) The party seeking indemnification shall fully cooperate with the reasonable requests of the other party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim.

10. SECURITY: Each Party shall employ such security systems and procedures as may be reasonable and commercially feasible to prevent theft, pirating or other unauthorized access to the WorldGate Service.

11.       RENEWAL, TERMINATION AND DEFAULTS:

          (a) Upon the expiration of the initial Term hereunder this Agreement shall be automatically renewed for additional successive two (2) year periods thereafter unless terminated by either Party upon ninety (90) days written notice prior to the expiration of such initial Term and any renewal period.

          (b) Either party shall be entitled, in addition to all of its other rights and remedies at law, and at its option forthwith, upon giving notice to the other party to terminate this Agreement,

                  (i) if said other party shall fail to perform any of its obligations or undertakings required of it hereunder, or shall be in breach of any of its warranties or representations herein contained, and shall not have cured or remedied such failure or breach within sixty (60) days of written notification thereof.

                  (ii) If a party hereunder commences a voluntary case under Title 11 of the United States Bankruptcy Code as now and hereafter in effect, or any successor statute, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a party consents to the entry of an order for relief in an involuntary case, or to the conversion of a voluntary case to an involuntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; a party makes any assignment for the benefit of creditors; a party is unable or fails or admits in writing of its inability or failure to pay its debts as such debts become due; or the Board of Directors or other governing body of a party adopts any resolution or otherwise approves authorization to act upon any of the foregoing, such action shall be deemed a breach


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hereunder.

                  (iii) If any order, judgment or decree is entered against decreeing the dissolution or split-up of such party, and such order remains undischarged or unstated for a period in excess of thirty (30) calendar days, such action shall be deemed a breach hereunder.

          (c) Sections 1,3,7-10,11(c),14,15,16, and 18-20, as well as any obligation which has accrued prior to any expiration or termination of this Agreement (including, without limitation, all payments which are or may become due and payable under Section 5 hereo~ shall survive such expiration or termination.

12. ASSIGNMENT: Either party hereunder shall have the right to assign its rights and obligations to a third party which is acquiring all or substantially all of its assets, or any company with which it may merge or consolidate. In the event Affiliate sells one or more Systems to a third party other than as part of a sale of substantially all of its assets or a merger or consolidation as aforesaid, Affiliate may assign its rights and obligation hereunder with respect to such affected Systems or Systems to the third party subject to any increase in Subscriber Access Fees required by WG. Alternatively if either Affiliate or the proposed assignee are not willing to accept such increase, such assignment may occur only if WG agrees in writing to maintain the current applicable Subscriber Access Fees, and in such event WG may require Affiliate to make such assignment. In the event Affiliate's obligations and rights are assigned hereunder as a result of a sale of a System, such System shall be stricken from Exhibit A. In the event of a sale of a System which does not result in an assignment hereunder, such Systems shall also be stricken from Exhibit A subject to the return to WG of the applicable WorldGate Platform compenents (i.e., the headend equipment and the WorldGate Programs.) Except as expressly set forth in the prior sentence neither party hereunder shall have the right to assign, transfer or hypothecate its rights and obligations hereunder, without the other's prior written approval. Any other purported assignment of this Agreement, shall be deemed null and void.

13. HEADINGS, RELATIONSHIP OF PARTIES: The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement. This agreement does not in any way create the relationship of franchise, joint venture, partnership or agency between WG and Affiliate, and each shall remain an independent contractor, and as such shall not act or represent itself, directly or by implication, as agent for the other or assume or create any obligation of or in the name of the other.

14.       NON-WAIVER OF BREACH; REMEDIES CUMULATIVE:

          (a) A waiver by either party of any of the terms or conditions of this Agreement shall not, in any instance, be deemed or construed to be a waiver of such terms or conditions for the future or of any subsequent breach thereof. No payment or acceptance thereof under this


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Agreement shall operate as a waiver of any provision hereof.

          (b) All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party. IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION ANY LOST PROFIT OR INVESTMENT AND THE LIKE), INDIRECT OR INCIDENTAL DAMAGES, BY WAY OF INDEMNITY OR OTHERWISE.

          (c) In no event shall WG be liable for damages(excluding any indemnity hereunder) in excess of the amounts paid to WG hereunder with respect to the particular subject matter giving rise to such damages.

15. NOTICES: Except as herein otherwise expressly provided, all notices, statements and other documents desired or required to be GIVEN hereunder shall be in writing and shall be GIVEN by personal delivery, certified mail, or fax (with a copy sent by regular US mail). All notices, statements and other documents shall be sent to:

If to WG:


Accounting statements and remittances                                  All other notices should be sent to:
should be sent to:

WORLDGATE COMMUNICATIONS, INC.                                         WORLDGATE COMMUNICATIONS, INC.
3220 Tillman Drive, Suite 300                                          3220 Tillman Drive, Suite 300
Bensalem, PA 19020                                                     Bensalem, PA 19020
Attn: Accounting Services                                              Attn: Affiliate Administration


If to Affiliate:

CHARTER COMMUNICATIONS, INC.
12444 Powerscourt Drive - Ste. 400
St. Louis, MO 63131-3660
Attn: Michael A. DeNatale, Vice President-Corporate Development

With a copy to:
Curtis S. Shaw, Senior Vice President and General Counsel, at the above address

(or at such other address as may be designated in writing by either party no less than thirty (30) days prior to the date of transmission of the notice, statement, etc.). Notice given by domestic mail shall be deemed given three (3) days after the date of mailing; Notice given by international mail shall be deemed given ten (10) days after the date of mailing, notice given by fax shall be deemed given at the time of dispatch;


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notice given by personal delivery shall be deemed given upon delivery by the messenger; and notice given by overnight delivery shall be deemed given the first business day following delivery to the overnight delivery service.

16.       GOVERNING LAW:

          (a) All matters pertaining to this Agreement (including its interpretation, validity, performance and breach), in whatever jurisdiction action may be brought, shall be governed by the laws of Delaware (excluding its conflict of law provisions) . The parties hereto expressly consent and agree to submit to the jurisdiction of any court of competent jurisdiction in the State of Delaware, and to accept service of process outside the State of Delaware in any matter to be submitted to any such court pursuant hereto.

          (b) Wherever there is any conflict between any provision hereof and any law or requirement with the force of law, this Agreement shall remain valid and such provision hereof shall be restricted to the extent, and only to the extent, necessary to bring it within the applicable requirements, unless such restriction shall have the effect of materially nullifying, or impairing, this Agreement.

17. FORCE MAJEURE: Neither party shall, in any manner whatsoever, be liable or otherwise responsible for any delay or default in, or failure of performance (other than the failure to make payments hereunder) resulting from or arising out of or in connection with, any "Event of Force Majeure" and no such delay, default in, or failure of performance shall constitute a breach by either party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a party shall mean any act, cause contingency or circumstances beyond the control of such party to the extent beyond the control of such other party, in the nature of (by way of example and not limitation) any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, lack of or shortage of, or inability to obtain, any labor, machinery, materials, fuel, supplies or equipment from economically practical sources of supply, strike, work stoppage or slowdown, lockout or other labor dispute, fire, flood, drought, other natural calamity, damage or destruction to plant and/or equipment, or any other accident, condition, cause, contingency or circumstance (including, without limitation, acts of God) within or without the United States beyond the control of such party.

18.       CONFIDENTIALITY:

          (a) The recipient of any confidential information of the other hereunder agrees to safeguard the confidentiality of such confidential information by applying policies and procedures adequate for that purpose, including without limitation, restricting the disclosure of


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this confidential information to employees and consultants needing to know the same for the purpose of this Agreement, provided that Recipient shall have the obligation and associated liability of ensuring that all such employees and consultants which gain access to the information hereunder abide by these terms and conditions of confidentiality. During the term of this Agreement and for a period of thirty six months thereafter the recipient shall not disclose any such confidential information to any other person, firm or corporation, or use the same except for the purpose stated hereinabove, and shall exercise at least the same degree of care to guard against disclosure or unauthorized use of such confidential information, as the recipient employs with respect to its own confidential information, but in no event less than reasonable care. Information to be disclosed confidentially hereunder shall be fixed in a tangible medium of expression that is marked "Proprietary" or "Confidential", or if disclosed in other than a tangible medium of expression, indicated by the disclosing Party as being "Proprietary" or "Confidential" at the time of disclosure and within thirty (30) days thereafter summarized by the disclosing Party in a writing to the recipient, in which writing the confidential information is identified as "Proprietary" or "Confidential". A tangible medium of expression shall be deemed to include, by way of example, memoranda, written descriptions, drawings, photographs, models, prototypes, tapes, disks and circuitry.

          (b) The recipient shall have no obligation of confidentiality hereunder with respect to any information which:

                  (i) is already properly known to the recipient other than as a result of a prior confidential disclosure by the disclosing Party;
                  (ii) is or becomes publicly known otherwise than by the recipient's (or someone receiving the information from recipient) fault or breach of this Agreement;
                  (iii) is rightfully received by the recipient without restriction from a third party who is not under an obligation of confidentiality, directly or indirectly, to the disclosing Party.;
                  (iv) is independently developed by the recipient without benefit of the confidential information received hereunder;
                  (v) is approved for release in writing by the disclosing Party; or
                  (vi) is disclosed by the recipient pursuant to judicial or regulatory action, provided that the disclosing party is promptly notified at the time such action is initiated and the recipient fully cooperates with the disclosing Party in seeking continued confidential treatment of such information to the extent possible.

          (c) The Parties agree that, except as may be reasonably required by applicable law, rule, regulation, court order or the like, neither of them shall publicly divulge or announce, or in any manner disclose to any third party, other than its attorneys, accountants, parents, and partners, any of the specific terms and conditions of this Agreement, including without limitation the Subscriber Access Fees payable hereunder, and the parties further warrant and agree that none of their officers, directors or employees will do so.

19. PROCEDURE PRIOR TO LITIGATION: Prior to initiating any litigation with respect to any controversy, claim or dispute arising hereunder or related hereto, but excluding any claim arising under Sections 3, 10 or 18 of this Agreement (a "Dispute") a Party must first notify the


WORLDGATE COMMUNICATIONS     CONFIDENTIAL
other Party and request in writing that such Dispute be submitted to an executive committee consisting of one senior ranking executive named by each of the Parties for such purpose. Such named executive shall have the authority and be capable of making binding decisions on behalf of such Party with respect to such Dispute. Within five (5) business days following the receipt of such notice (or such other period as may be agreed by the Parties) each Party shall have named its executive committee participant, and within ten (10) business days following the receipt of such notice (or such other period as may be agreed by the Parties) the executive committee shall meet to discuss the Dispute. If the executive committee is not able to resolve the Dispute within twenty (20) business days following the receipt of such notice (or such other period as may be agreed by the Parties), then either Party may proceed with the initiation of such litigation as may be appropriate.

20. ENTIRE UNDERSTANDING: This Agreement, including the Exhibits identified herein, sets forth the entire understanding of the parties with respect to the subject matter hereof, and all prior concurrent oral agreements or all prior written agreements with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by an authorized representative of the parties, and this provision may not be waived except by written instrument signed by an officer of the parties. In the event this agreement is translated into any foreign language counterpart, the English language counterpart shall remain controlling.

IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE SIGNED AND ACCEPTED BY THEIR DULY AUTHORIZED REPRESENTATIVES AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE.



Affilliate:  Charter Communications, Inc.                                WorldGate Communications, Inc.

By:  /s/ Curtis Shaw                                                     By:  /s/ Randall J. Gort

Name: Curtis S. Shaw                                                     Name: Randall J. Gort

Title:    Senior Vice President                                          Title:  Vice President

Date:     November 7, 1997                                               Date:  November 7, 1997

Tel.:     314-965-0555 x 408                                             215-633-5116

Fax:      314-965-8793                                                   215-633-9590


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

                                    EXHIBIT A

                         TELEVISION DISTRIBUTION SYSTEMS


SYSTEM NAME                   MAILING ADDRESS                  BASIC SUBSCRIBERS
--------------------------------------------------------------------------------
##                              ##                              ##
##                              ##                              ##




Each System identified above must include the following minimum facilities (to be supplemented as WG subscriber base grows): (a) T-1/internet Access Link in accordance with WG's requirements (b) Cisco 2501 Router with IP Software (or approved equivalent) (c) Kentrox D-Serv CSU/DSU (or approved equivalent)

Effective Date: __________ Affiliate Initials: _________ WG Initials: __________











--------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT B

                               WORLDGATE PLATFORM

PLATFORM COMPONENTS AND PRICING

Set forth below are the components of the WorldGate Platform and Affiliate's price for the same as of the effective date set forth below. Such prices are FOB WG's factory, and are valid for a period of one-year from this effective date after which time they are subject to change by WG to reflect current market conditions and the prices for such products and services then being generally charged to WG's affiliate customers purchasing the products and services in similar quantities.


                                                      OTHER UNITS - SAME
ITEM               FIRST UNIT IN A HEADEND                 HEADEND
----               -----------------------            ------------------

##                             ##                           ##

##                             ##                           ##

##                             ##

##                             ##                           ##


Affiliates will require and shall purchase hereunder one or more Headend Controllers, as required, for each System identified on Exhibit A of this Agreement. Except as otherwise agreed by the Parties in writing, the above fees do not include site surveys or training which will be done on a time and material basis at WG's customary rates (international locations will also involve additional travel and per diem charges.) Notwithstanding the use of the term "purchase" herein, such headend controller(s) and servers as acquired hereunder includes certain WorldGate and third party software, microcode and documentation, whether stored in electronic (including firmware), magnetic, optical or other media (collectively Programs) for which title to and all proprietary rights in are reserved to WG and its suppliers. All access to and use of such Programs is subject to the terms and conditions of WG's Software License attached hereto and incorporated herein as Exhibit B-1.

LIMITED PRODUCT WARRANTY

Upon the installation of the Headend Controller WG will perform the Verification of Performance procedure as set forth in the attached Exhibit B2 as the same may be amended from time to time with the mutual agreement of the Parties. Affiliate will be notified prior to the performance of such procedure and shall participate in such procedure if it desires. Upon the successful completion of such procedure the Headend controller will be deemed installed for purposes of this Agreement. In addition to the warranties set forth in Section 8 of the Affiliation Agreement, WG warrants that as supplied hereunder and for a period of twelve months from the installation thereof (but not more than thirteen months from the delivery thereof) such WorldGate Platform components will perform under normal use and service substantially in the manner specified in the applicable published technical specification as published by WG prior to the execution of this Agreement as set forth in the attached Exhibit B3 (as the same may be amended from


----------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

time to time with the mutual agreement of the parties), and that for this period the hardware components of the WorldGate Platform will be free from defects in materials and workmanship. This warranty shall not apply to any items subjected to accident, misuse, neglect, mishandling or any installation, testing, repair or alteration by anyone other than WG or its authorized vendors, or any use of non-approved components in connection with the WG Platform. WG's warranty hereunder extends to Affiliate and to no other person or entity. This warranty shall not be enlarged or otherwise affected by, and no obligation or liability shall arise hereunder by WG's rendering of technical advice, help line support or service in connection with the products furnished hereunder. Any claims arising out of the aforesaid warranty must be submitted to, and the affected components must be returned or otherwise made available to WG in accordance with its published procedures, during the specified warranty period or within thirty
(30) days of the expiration of such period. Subject to the preceding conditions, WG will promptly examine such WorldGate Platform components and repair or replace any such components which are defective with respect to the above warranty. In the event WG is not able to repair or replace such components as hereby required, such non-conforming WorldGate Platform components may be returned to WG and WG will issue a credit for the purchase price of the returned components, as depreciated over a 5 year period. Any required service, repair or replacement (and the costs and expenses associated therewith) which are not covered by the above warranty will be the responsibility of Affiliate and subject to Affiliate's execution of any required WG service contract and its payment of WG's customary fees and charges as may be associated therewith, which shall be no greater than being charged to WG's affiliate customers purchasing the products and services in similar quantities.

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY IMPLIED OR STATUTORY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY HEREUNDER, EXPRESS OR OTHERWISE, IS LIMITED TO THE WARRANTY TERM AND CONDITIONS AS SET FORTH ABOVE. THE FOREGOING IS NOT INTENDED TO LIMIT OR EXPAND THE INDEMNITIES AS SET FORTH IN SECTION 9 OF THIS AGREEMENT.

POST WARRANTY MAINTENANCE SUPPORT

WG will make available to Affiliate, at its sole option, post warranty maintenance support for the WorldGate Platform pursuant to the terms and conditions of the attached Exhibit B-4

AFFILIATE SUPPORT

WG will provide, at no additional charge to Affiliate, technical support to Affiliate's customer service and engineering staff, 7 days per week, 24 hours per day, with such support to be provided by telephone, facsimile and Internet. Except as is required pursuant to WG's written warranty herein any travel from WG's facilities will be subject to Affiliate's payment for time and materials at WG's customary rates, as well as reimbursement for travel and per them charges, which shall be no greater than being charged to WG's affiliate customers purchasing the products and services in similar quantities.


----------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

PLANT SPARES

WG and Affiliate will cooperate to formulate and implement a reasonable program for spare parts inventory and replacement and emergency response.

ON SITE TRAINING

Prior to the initial launch of the WorldGate Service at a System WG will conduct one on site customer service training program for a period not to exceed three consecutive days. Subsequent to the launch and upon the request of Affiliate, WG will, at no additional charge, conduct one additional on-site training program for a period not to exceed two days, at a time to be mutually determined. Additional training will be available on a time and materials basis at WG's customary rates, as well as reimbursement for travel and per them charges, which shall be no greater than being charged to WG's affiliate customers purchasing the products and services in similar quantities.

SUBSCRIBER SUPPORT

Until December 31, 1998, WG shall make available to WorldGate Subscribers at domestic United States's locations, a toll-free help line, accessible twenty four hours per day, seven days per week, to assist WorldGate service Subscribers with questions relating to their WorldGate Service. Following December 31, 1998 such help line shall become toll-based. [REMAINDER OF PARAGRAPH REDACTED] ##

CHANNEL HYPERLINKINGSM AND OTHER REVENUE SHARING OPPORTUNITIES

The parties anticipate that the Subscriber Accessible Content will include opportunities to generate revenue from third parties through Channel Hyperlinking, advertising, commodity buying/selling, lead generation and similar services which may be enabled by the WorldGate Platform. The Parties further recognize that such opportunities may require commitments with advertising agencies and other third parties as well as administrative, accounting, and other services and associated costs, fees, and expenses in order to permit such revenue to be generated. The Parties will work together to maximize such opportunities. Any net revenue which is generated as a result of such services as the Parties agree to make available to Subscribers or any other party as part of the WorldGate Service hereunder will be evenly shared by WG and Affiliate, after payment of such associated costs, fees, and expenses, and subject to any required commitments as aforesaid.

Effective Date: __________ Affiliate Initials: __________ WG Initials: _________

--------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

                                   EXHIBIT B-1
                                SOFTWARE LICENSE

 The terms and provisions of this Exhibit B-I (Software License) provide for the licensing by WG to Affiliate of certain Programs (as such term is defined in the Affiliation Agreement) furnished with and to be used either as part of or in conjunction with the WG Platform to be provided by WG to Affiliate under an Affiliation Agreement, of which this Exhibit forms a part.

 1. GRANT OF LICENSE: WG (hereinafter Licensor) hereby grants to Affiliate (hereinafter Licensee) and Licensee hereby accepts a personal, nonexclusive license to use the Programs on the terms and conditions set forth herein and in the Affiliation Agreement. Except as specifically provided herein and therein, no interest, right or license, express or implied, is granted.

 2. OWNERSHIP RIGHTS: Any reference to sale or purchase not withstanding, title to the Programs and all copies thereof shall be and remain in Licensor, and no title to or ownership of the Programs or any portion thereof is conveyed or transferred to the Licensee. Licensee acknowledges that the Programs constitute confidential and proprietary information and trade secrets of Licensor, whether or not the Programs, or any portion thereof, are or may be copyrighted or copyrightable and/or patented or patentable, and that disclosure of the Programs to Licensee is on the basis of the confidential relationship between Licensee and Licensor under this Agreement.

 3. RESTRICTION ON TRANSFER: Licensee shall not sell, assign, sub-license, transfer, or otherwise make available the Programs, in whole or in part, except as may be permitted by this Software License Agreement and only with written prior consent by WG.

 4. RESTRICTION ON USE, DISASSEMBLY AND REVERSE ENGINEERING: Licensee may use the Programs solely and exclusively on the computer(s) furnished by WG as part of the WG Platform sold to Affiliate under terms of the Affiliation Agreement, except that the Programs may also be temporarily used on or with a compatible backup computer if the WG Platform computers are inoperative because of malfunction or during the performance of preventive maintenance or engineering changes, but only for such reasonable time as required to restore such WG Platform to operative status. Licensee shall use the Programs only in connection with its immediate internal operations with respect to the provision to its customers of the WG Service, and shall not offer nor supply the use of the Programs to others under any circumstance. Licensee shall not disassemble or otherwise reverse engineer the Programs unless approved in writing.

 5. RESTRICTION ON COPYING: Licensee shall make no copies of the Programs, or any part thereof, except that Licensee may make only that number of copies as reasonably required solely for the purposes of backup and archival storage. All copies shall be clearly marked by Licensee with the same Licensor proprietary and copyright restrictions which appear on the Programs originally supplied to Licensee, and be stored by Licensee in a secure manner.

 6. RESTRICTION ON DISCLOSURE: Except as expressly permitted herein, or as is required to be disclosed pursuant to judicial or regulatory action, provided that Licensor is promptly notified at the time such action is initiated and Licensee fully cooperates with Licensor in seeking continued confidential treatment of such information to the extent possible, Licensee shall not disclose or otherwise make available the Programs, or any portion thereof, to any third party or to any employee or agent of Licensee who is not of necessity authorized by Licensee to use the Programs as part of Licensee's provision of the WG Service.

WORLDGATE COMMUNICATIONS           CONFIDENTIAL

Licensee shall take all reasonable steps necessary to ensure the Programs, or any portions thereof, are not disclosed or otherwise made available by Licensee (or employees or agents of Licensee) to any third party except as aforesaid.

 7. TERMS AND TERMINATION: The term of this License Agreement and the license granted hereunder shall commence on the date hereof, and shall terminate on the earlier of. (a) when Licensee ceases to operate or otherwise de-installs or replaces the WG Platform; or (b) the termination or expiration of the Affiliation Agreement.

      Upon any termination of this Software License Agreement, pursuant to (a) or (b) above, Licensee shall immediately return the Programs and all copies thereof to Licensor, and shall, within one (1) month after any such termination furnish Licensor a written statement certifying that the original and all copies and extracts (including partial copies and extracts) of the Programs and any related material received from Licensor or made in connection with such license have been returned to Licensor or, upon Licensor's written request, destroyed.

Description ______________________________________ Release No. _________________

Effective Date: _________ Affiliate Initials: _________ WG Initials: ___________


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

                                   EXHIBIT B2


                             [EXHIBIT REDACTED]##





-------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                   EXHIBIT B3

                 PERFORMANCE SPECIFICATIONS FOR WORLDGATE SYSTEM

1.    Downstream data rate:

      Aggregate downstream data rate shall be at least 100 kbits/second per channel (assuming at least 8 lines of VBI used)

2.    Upstream Data rate

      Aggregate upstream data rate shall be at least 13.98 kbits/second per channel

3.    Number of simultaneous users per downstream channel

      Each downstream channel will support at least 8 simultaneous sessions.

4.    Number of simultaneous users per upstream channel

      Each upstream channel will support at least 8 simultaneous sessions.

5.    Packet error immunity

      Service will operate satisfactorily in environments with upstream error rates as poor as 10(-3).

6.    Login time

      Login response will be under 3 seconds on unimpaired cable plant.

7.    Server capacity

      Each WorldGate server will have sufficient resources to operate 50 simultaneous sessions.

                                   EXHIBIT B-4
                          MAINTENANCE SERVICES PROGRAM

Affiliate may elect, at any time, to enroll in WG's Maintenance Service Program. Under this program WG will maintain the WorldGate Platform in good working condition, install any applicable engineering changes and also perform preventative maintenance with respect to the WorldGate Platform. Such services will be provided on-site or remotely, and will involve the adjustment, repair and/or the replacement of WorldGate Platform components, each as is appropriate in WG's judgement. The current annual fee for such Maintenance Service Program for domestic U.S. locations is U.S.$5,000 per headend package to be covered hereunder (Such fee may vary for non-U.S. locations.) WG, however, reserves the right to increase this fee at any time after the first year of service under this program, subject to Affiliate's right to terminate service hereunder as set forth below.

WorldGate's Maintenance Program does not cover items which are normally construed to be consumables, such as inks, paper and the like, or items not provided by WG. WorldGate's Maintenance Program also does not cover any failure, damage or defect related to misuse, mishandling, accident, unsuitable physical or operating environment, any installation, testing, handling, modification or repair by other than WG personnel, or any use or connection of the WorldGate Platform to an item not covered by this program.

In order to provide maintenance service hereunder WG will require, and Affiliate agrees to provide (1) prompt notification of any problems, (2) cooperation and assistance in analyzing, confirming and determining the cause of any problem and in implementing any applicable maintenance procedures, (3) reasonable physical and electronic access to Affiliate's System and the WorldGate Platforms therein. Components provided during repair or replacement hereunder may not be new, but will be in good working order. Any removed components become the property of WG. WG will endeavor to provide to Affiliate at least two weeks prior notice of its intent to install any applicable engineering changes. Such engineering changes shall be installed only at Charter's discretion, provided that WG shall be relieved from any liabilities associated with Charter's decision to not install any such engineering change.

Upon Affiliate's election to enroll in WG's Maintenance Service Program, WG will arrange for an inspection of the applicable WorldGate Platform(s). This inspection will be waived and the WorldGate Platform will be deemed to be in good working condition if this Maintenance Service Program becomes effective immediately upon expiration of the warranty period. If the WorldGate Platform is not in good working condition, Affiliate may (1) have WG restore the WorldGate Platform to good working condition at WG's customary rates, as well as reimbursement for travel and per them charges, or (2) withdraw its request for enrollment and WG will refund any amounts paid in advance for such WorldGate Maintenance Program with respect to the applicable WorldGate Platform. Commencement of such service program for any applicable WorldGate Platform cannot occur until after WG has determined that such WorldGate Platform is in good working order. Any election to enroll in the WorldGate Maintenance Program should be accompanied by the required annual fee as set forth above. If additional equipment is added to a previously commenced service program, such equipment will be subject to inspection as aforesaid and once determined by WG to be in good working condition, shall be covered by such program for the remainder of the ongoing term of the program, upon payment by Affiliate of the prorata fee for such enrollment as determined on a 12 calendar month basis.

Affiliate may terminate this Maintenance Service Program for any applicable WorldGate Platform upon one (1) month's prior written notice to WG, under any of the following circumstances (1) the applicable WorldGate Platform has been under the Maintenance Service Program for at least six months; (2) the applicable WorldGate Platform has been removed from all productive use with Affiliate's System; or (3) as of the effective date of an increase in the annual fee for the Maintenance Service Program.


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

WG may terminate this Maintenance Service Program for any applicable WorldGate Platform upon one (1) month's prior written notice if Affiliate elects not to have installed any applicable engineering changes.

Either Affiliate or WG may terminate service for any WorldGate Platform upon at least one (1) month's prior written notice if the other does not meet its obligations under this Agreement and does not cure such failure to meet its obligations within such period. On any termination of service for a WorldGate Platform, WG will refund any applicable credit on a prorated basis.


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

                                    EXHIBIT C

                MARKETING AND PROMOTION OF THE WORLDGATE SERVICE

The Parties will provide, throughout the term of this Agreement, at least the following identified activities to market and promote the WorldGate Service:

WG WILL PROVIDE:

fourtimes yearly direct mail campaign to non-WorldGate Subscribers (WG will supply creative and will provide both printing and bulk delivery for purchase at WG's cost)
bill stuffers (for purchase at WG's cost) four times yearly local cable interconnect advertising media buys four 30 and four 60 second video promotions for use as commercials distributed yearly
training for customer service representatives selected print media placement camera-ready ad mats four-color quarterly consumer guide (for purchase at WG's cost) point of sale displays leave behind piece and on-line tutorial for consumer education participation in the sponsorship of up to four WG/Charter Subscriber Expos per year in each System
co-branding opportunities consistent with Pargraphs 2.(d) and 4 of this
 Agreement
development, promotion and hosting of an affiliate user group

AFFILIATE WILL PROVIDE:

four times yearly direct mail campaign to non-WorldGate households (Affiliate will provide mailing lists, address labeling, out-bound postage and return fulfillment costs)
a minimum of 500 ad avails of 30 second length per month, inserted on Affiliate's Systems on ad supported channels as agreed between the parties to be run at times between 6:00 AM to 12:00 PM (midnight local time) -- promoting the WorldGate Service, with WG approved commercials affidavits verifying above commercials
bill stuffer insertion and mailing in Subscriber billing cycle, three times per annum.
reasonable use of local origination text-based channels (if available) to promote WorldGate Services
placement of WG approved 30 and 60 second commercials (or other WG provided promotional pieces) on Affiliate's PPV promotion channel(s) for regular rotation for two week intervals, monthly trained customer service representatives for all WorldGate Services participation in the sponsorship of up to four WG/Charter Subscriber Expos per year in each System

Effective Date: __________ Affiliate Initials: __________ WG Initials:__________


WORLDGATE COMMUNICATIONS     CONFIDENTIAL

                                   EXHIBIT DI

                             SUBSCRIBER ACCESS FEES

The following Subscriber Access Fees shall be payable by Affiliate to WG hereunder (Any adjustment to the specified Fees herein as may result from changes in the number of Subscribers shall be applied prospectively and only after notice to WG of the effective date of such change):

As used herein "WorldGate-Subscribers" for any month shall mean the total month ending aggregate number of WorldGate Subscribers for the particular month based on the billing systems monthly financial reports, but subject to any audited correction.

      MONTHLY PER SUBSCRIBER ACCESS FEE FOR WORLDGATE SERVICE (NON-METERED)


    SUBSCRIBERS                                 MONTHY FEE
    -----------                                 ----------

    1-250,000                                   ##

    250,001 plus                                ##

                                   EXHIBIT D2


           WORLDGATE RATE CARD FOR MONTHLY PER/SUBSCRIBER ACCESS FEES


             SUBSCRIBERS                        MONTHLY FEE
             ---------------                    -----------

             0-100,000                          ##
             100,001-200,000                    ##
             200,001-350,000                    ##
             350,001-500,000                    ##
             500,001-750,000                    ##
             750,001-1,000,000                  ##
             1,000,000 Plus                     ##


Effective Date: ________________ Affiliate Initials: _____________ WG Initials:

WORLDGATE COMMUNICATIONS            CONFIDENTIAL



--------------------
## THE INFORMATION CONTAINED IN THIS PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES & EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.